EXHIBIT 10.1

CREDIT AGREEMENT

BETWEEN

KINGFISH HOLDING CORPORATION

as Borrower

AND

CONCH AND SHELL HOLDINGS, INC.

as Lender

DATED:  OCTOBER 21, 2024

5.4	Sale of Assets	9
5.5	Merger	9
5.6	Transactions with Affiliates	9

ARTICLE VI Default		9
6.1	Events of Default	9
6.2	Effects of an Event of Default	11
6.3	Remedies	11

ARTICLE VII Expenses and Indemnification		11
7.1	Reimbursement	11
7.2	Indemnity	12

ARTICLE VIII		12
[INTENTIONALLY OMITTED]		12

ARTICLE IX Other		12
9.1	Notices	12
9.2	Counterparts; Effectiveness	13
9.3	Amendments and Waivers	13
9.4	Delays and Omissions	13
9.5	Successors and Assigns	13
9.6	Entire Understanding	13
9.7	Severability	14
9.8	Force Majeure	14
9.9	Governing Law	14
9.10	Inconsistent Provisions	14
9.11	Limitation of Liability	14
9.12	Submission to Jurisdiction	14
9.13	Waiver of Venue	15
9.14	Service of Process	15
9.15	Waiver of Jury Trial	15
9.16	Waiver of Consequential Damages, Etc	15
9.17	Representation by Counsel	16
9.18	Confidentiality	16

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is made as of October 21, 2024 by and between KINGFISH HOLDING CORPORATION, a Delaware corporation (“Borrower”), and CONCH AND SHELL HOLDINGS, INC, a Florida corporation, the “Lender).

RECITALS

A. Borrower requested that Lender provide a line of credit facility to Borrower on the terms and conditions set forth herein.

B. Lender is amenable to making such credit facility available to Borrower.

C. In addition to this Agreement, the Borrower intends to enter that certain Credit Agreement (the “6 LLC Agreement”) by and between Borrower and 6 LLC, a Florida limited liability company (“6 LLC”), concurrently herewith pursuant to which the Borrower will obtain an additional credit line to be available to the Borrower in the event the full of the Credit Amount (defined below) has been drawn upon and used for the purposes set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I Definitions

1.1 Definitions. As used in this Agreement, unless otherwise specified, the following terms shall have the following respective meanings:

“Affiliate” - any Person who now or hereafter has Control of, or is now or hereafter under common Control with, Borrower or over whom or over which Borrower now or hereafter has Control.

“Agreement” - this agreement, including any Exhibit hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Borrower” – as defined in the preamble of this Agreement.

“Business Day” - a day of the year which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized by law to close in the State of Florida.

“Credit Amount” – shall mean $200,000.

“Commitment Period” – the period commencing as of the date hereof and concluding on the Business Day immediately preceding the Maturity Date.

“Constituent Documents” – as to any entity, the organization filing, governing agreement and other organic records of such entity.

“Control” - (a) the power, directly or indirectly, to vote at least 51% of the outstanding shares of any class of stock of a corporation or equity, membership or ownership interest in any partnership, limited partnership, limited liability company or other business entity, (b) the beneficial ownership, directly or indirectly, of at least 51% of (i) the outstanding shares of any class of stock of a corporation or (ii) of any outstanding equity, membership or ownership interest in any other Person, or (c) the ability, directly or indirectly, by contract or otherwise, to control the day to day business decisions and operation of another Person.

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“Default” – any event or condition that constitutes an Event of Default or that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Rate” - when used with respect to the Loans or any other unpaid overdue amount owing under any Loan Document, a per annum interest rate equal to ten percent (10.00%).

“Event of Default” and “Events of Default” - as defined in Article VIII of this Agreement.

“Executive Order No. 13224” - Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, amended, renewed, extended or replaced.

“GAAP” - generally accepted accounting principles in the United States of America in effect from time to time and consistently applied from period to period.

“Governmental Authority” - the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indebtedness” – as defined in Section 3.5 of this Agreement.

“Indemnitee” – as defined in Section 7.2 of this Agreement.

“Investment” - as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of stocks, membership interests or other equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any notes, bonds or other debt or equity participation or interest in, another Person, including any capital stock or other common or preferred equity or ownership interests, partnership or joint venture interests in such other Person and any arrangement pursuant to which the investor guarantees indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all properties and assets of another Person.

“Laws” - collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” – as defined in the preamble of this Agreement.

“Lien” - any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” and “Loans” - as defined in Section 2.1 of this Agreement.

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“Loan Document” and collectively, “Loan Documents” – this Agreement and any other document, instrument or agreements executed in connection with the Loans, as may be amended, modified or supplemented from time to time.

“Loan Notice” - a written notice of a request for a Loan, which shall be substantially in the form of Exhibit A hereto.

“Loan Repayment Amounts” – as defined in Section 2.7 of this Agreement.

“Material Adverse Effect” - a material adverse effect on: (a) the property, assets, financial condition, business or operations of Borrower; (b) the ability of Borrower to perform any payment or other material obligations, as the case may be, under this Agreement or any other Loan Document to which it is a party; (c) the legality, validity or enforceability of the obligations of Borrower under this Agreement or any other Loan Document to which it is a party; or (d) the ability of the Lender to exercise its rights and remedies available to the Lender under this Agreement and any other Loan Document.

“Maturity Date” – December 20, 2024, unless such date is otherwise accelerated in accordance with the terms of this Agreement.

“Obligations” - all advances to, and debts, liabilities, obligations, covenants and duties of Borrower arising under any Loan Document or otherwise with respect to the Loans (including principal, interests, interest added to principal, and fees), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower or any Affiliate thereof of any proceeding under bankruptcy or any other Laws established for the relief of debtors naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” - as defined in Section 3.12 of this Agreement.

“Person” - any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated association, government or political subdivision or other entity, body, organization or group.

“Prohibited Person” - as defined in Section 3.12 of this Agreement.

1.2 Accounting Terms. All accounting terms not otherwise defined herein shall have the meaning assigned to them in accordance with GAAP.

ARTICLE II Line of Credit

2.1 Line of Credit. Subject to the terms and conditions of this Agreement, the Lender agrees to make loans (each a “Loan” and collectively the “Loans”) to Borrower from time to time during the Commitment Period. Once repaid, Loans hereunder may not be reborrowed.

2.2 Notes. As of the date hereof, the Loans shall not be evidenced by promissory notes, provided, however, that upon the Lender’s request, Borrower shall issue a promissory note evidencing the indebtedness owing to the Lender in respect of the Loans.

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2.3 Advances.

(a) Procedure for Obtaining an Advance of Loan Proceeds. Borrower may obtain a Loan on any Business Day during the Commitment Period, by submitting a Loan Notice to the Lender not later than 11:00 a.m. one (1) Business Day prior to the requested date of the Loans. The Loan Notice shall (a) specify the principal amount of the requested Loans, (b) reference the wiring instructions for the account into which such proceeds are to be deposited, and (c) specify the requested date of the borrowing of the requested Loans (which shall be a Business Day). Following receipt of a Loan Notice and satisfaction of all applicable conditions, the Lender shall make the principal amount of such requested Loans available to Borrower by funding such Loans via wire transfer of immediately available U.S. Federal funds.

(b) Funding of Loans. Upon receipt of such Loan Notice, the Lender shall be required to fund the requested principal amount of the Loans set forth in such Loan Notice; provided however, that the cumulative amount of the outstanding Loans following such funding does not exceed the Credit Amount. The Lender shall make such amount available to the Borrower not later than 11:00 a.m. prevailing Eastern time on the date that Borrower requests disbursement of the requested Loans, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Lender.

2.4 Conditions to Advances. The obligation of the Lender to honor a Loan Notice and disburse Loans to Borrower is subject to the following conditions precedent:

(a) No Event of Default or material Default shall exist, or would result from the proposed Loans or from the application of the proceeds thereof.

(b) The Lender shall have received the Loan Notice in accordance with the requirements hereof.

(c) The Loan Notice submitted by Borrower shall contain certifications that (i) the representations and warranties of Borrower contained in this Agreement or any other Loan Document or which are contained in any document furnished at any time under or in connection wherewith or therewith, have been true and correct in all material respects on and as of the date hereof and unless such representation and/or warranty is made as of the specific date, when re-made pursuant to the Loan Notice as of the date of the requested Loans (except to the extent that any failure of any such representation or warranty to be true and correct in all material respects as of any such date would not reasonably be expected to give rise to a Material Adverse Effect), and (ii) that there are no Events of Default or material Defaults as of the date of such Loan Notice. The Loan Notice shall be deemed to be a representation and warranty that the conditions specified herein have been satisfied on and as of the date the Loans are disbursed, except to the extent waived in writing by Agent prior to the making of such disbursement.

2.5 Interest. Except as provided in Section 2.6, no interest shall accrue on the Loans. Instead, Borrower shall pay the Lender a ratable portion of a $500.00 flat fee in consideration of the Loans, payable as of the date hereof.

2.6 Default Rate. While any Event of Default exists and is continuing, Borrower shall pay interest on the outstanding principal amount of all Loans at a rate per annum at all times equal to the Default Rate. Interest accruing on the Loans at the Default Rate shall be payable in cash on the first (1st) day of each calendar month.

2.7 Repayment of Loans. Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of the Loans outstanding on such date and all other unpaid Obligations, including any accrued and unpaid interest or fees, as the case may be (“Loan Repayment Amounts”).

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2.8 Prepayments. Borrower may, at any time and from time to time, voluntarily prepay the Loans in whole or in part without premium or penalty.

2.9 Computation of Interest and Fees. All computations of fees and interest (to the extent interest accrues on the Loans pursuant to Section 2.6) shall be calculated daily on the basis of a 365-day year and actual days elapsed. Each determination by the Lender of the calculation of interest or a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10 Evidence of Debt. The extensions of the Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of such extensions made by the Lender to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligations of Borrower to pay any amount owing with respect to the Loans.

2.11 Payments Generally. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower shall be made in U.S. Dollars and in immediately available funds not later than 2:00 p.m. prevailing Eastern time on the date specified herein. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Prior to the occurrence of an Event of Default, all payments received from Borrower shall be applied first to any applicable late fees, second to costs and expenses due to the Lender hereunder or under the Loan Documents, third to accrued and unpaid interest under the Loans, and fourth to outstanding principal under the Loans. During the continuation of an Event of Default, all payments received shall be applied in the manner and priorities as determined by Lender in its sole discretion.

2.12 Pro Rata Payments. To the extent that the Borrower should draw down funds under the 6 LLC Agreement in accordance with this Agreement, the Borrower agrees that all amounts due thereunder shall be fully due and payable on the Maturity Date. In the event that funds have been drawn under the 6 LLC Agreement in accordance with this Agreement, the Borrower agrees that it will only make prepayments of the amounts due under either this Agreement or the 6 LLC Agreement by simultaneously making pro rata prepayments based on the amount of the loans outstanding under each such agreement at the time of such prepayment. For purposes of illustration, if the amount of loans under the 6 LLC Agreement is $50,000, then any such repayment would be allocated 80% to this Agreement (based on the full Credit Amount disbursed hereunder ($200,000) representing 80% of $250,000). Further, if, for any reason, the Borrower is unable to pay in full on the Maturity Date, the Loan Repayment Amount and the amounts due and payable under the 6 LLC Agreement; the Lender hereby acknowledges and agrees that any payments made by Borrower pursuant to this Agreement on the Maturity Date also will be made pro rata based on the amount of the loans outstanding under each such agreement at the time of such payment until all such amounts payable under both this Agreement and the 6 LLC Agreement is repaid by the Borrower in full.

ARTICLE III Representations and Warranties

Borrower hereby makes the following representations and warranties as of the date hereof, which shall be deemed, except as otherwise provided below, to be continuing representations and warranties so long as any of the Obligations remain unpaid:

3.1 Good Standing and Authority. Borrower is a corporation, duly organized, and validly existing, and in good standing under the laws of the State of Delaware. Borrower has all necessary power and authority to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each other jurisdiction in which the conduct of such business requires such licensing or such qualification except to the extent such failure is not reasonably likely to have a Material Adverse Effect. Borrower has all necessary power and authority to enter this Agreement and to execute, deliver and perform (as applicable) this Agreement, the Loan Documents and any other document executed in connection with this Agreement, all of which have been duly authorized by all proper and necessary action by Borrower.

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3.2 Valid and Binding Obligation. This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower, as applicable, enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy and insolvency laws and laws affecting creditor’s rights generally.

3.3 Good Title. Borrower has good and marketable title to all of its material assets, none of which is subject to any Lien.

3.4 No Consent or Filing. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, Governmental Authority or other Person, which has not been obtained or made, is required in connection with Borrower’s valid execution, delivery or performance of the Loan Documents or otherwise in connection with any of the transactions contemplated thereby.

3.5 No Violations. Borrower is not in violation in any material respect of any term of its Constituent Documents, or of any mortgage, borrowing agreement, indenture or other instrument or agreement pertaining to indebtedness for borrowed money, purchase money indebtedness or capitalized lease obligations (each such liability, “Indebtedness”). Borrower is not in violation in any material respect of any order, writ, judgment, injunction or decree of any court of competent jurisdiction applicable to it. Borrower is not in material violation of any applicable statute, rule or regulation of any competent Governmental Authority. The execution and delivery of the Loan Documents and the performance of all of the same is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any Lien upon any properties or assets except in favor of the Lender. To Borrower’ knowledge, there exists no fact or circumstance not disclosed in this Agreement or in the documents furnished in connection herewith (other than general economic conditions) which would be reasonably likely to have a Material Adverse Effect.

3.6 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or Borrower’s assets (including the Pledged Securities) or revenues, in each case, which would reasonably be expected to cause a Material Adverse Effect if determined in a manner adverse to Borrower.

3.7 No Default. Borrower is not in default under or with respect to any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

3.8 Taxes. Borrower has filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

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3.9 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Borrower is not a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 2005; Borrower is not subject to regulation as a “public utility” under the Federal Power Act, as amended; nor is it subject to regulation as an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

3.10 Disclosure. Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, a breach of which would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified, supplemented or updated by other information so furnished) contains any material misstatement of fact or omits to state any material fact known to Borrower and necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.11 Compliance with Laws. Borrower is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.12 Prohibited Person Compliance. Borrower warrants, represents and covenants that Borrower and its Affiliates is not and will not be a Person (a) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons,” (c) who commits, threatens to commit or supports “terrorism,” as defined in Executive Order No. 13224, or (d) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in subparts (a) – (d) above are herein referred to as a “Prohibited Person”). Borrower covenants and agrees that Borrower and its Affiliates, will not knowingly (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224. Borrower further covenants and agrees to deliver (from time to time) to the Lender any such certification or other evidence as may be requested by the Lender in its sole and absolute discretion, confirming each such representation.

3.13 No Funds Advanced Under the 6 LLC Agreement. Borrower represents, warrants, and covenants that it has not and shall not draw down funds under the 6 LLC Agreement unless and until the full Credit Amount has been first drawn under this Agreement.

ARTICLE IV Affirmative Covenants

Borrower covenants and agrees, so long as any Obligations (other than any contingent indemnification obligations not then due and owing) remain outstanding, to:

4.1 Use of Proceeds. Use the proceeds of the Loans for the purpose of funding working capital and for no other purpose.

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4.2 Taxes. Promptly pay and discharge all of its taxes, assessments and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves on its books for the payment of taxes and assessments and make all required withholding and other tax deposits. Nothing herein shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted, for which Borrower has established an adequate reserve for any such expense.

4.3 Litigation. Promptly notify the Lender in writing as soon as Borrower has knowledge thereof, and furnish or cause to be furnished to the Lender such information regarding the same as the Lender may reasonably request of (a) the institution or filing of any litigation, action, suit, claim or counterclaim to which Borrower is a party, or (b) any administrative proceeding against, or investigation of Borrower by or before any regulatory body or governmental agency, in each case, where (i) the outcome of such litigation, action, suit, claim, counterclaim, administrative proceeding or investigation would reasonably be expected to have a Material Adverse Effect, or (ii) such litigation, action, suit, claim, counterclaim, administrative proceeding or investigation questions the validity of this Agreement or any other Loan Document, or any action taken or to be taken pursuant to the foregoing; and furnish or cause to be furnished to the Lender such information regarding the same as the Lender may reasonably request.

4.4 Preservation of Existence, etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; (c) preserve or renew any and all of its intellectual property material to its business, and (d) preserve and renew all domain name registrations and uniform resource locators material to its business.

4.5 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower.

4.6 Continue Business. Engage only in the business conducted by it on the date of this Agreement of the date of its formation, if later, and other businesses reasonably related or incidental thereto.

4.7 Notices. Promptly upon obtaining actual knowledge thereof, notify the Lender in writing of the occurrence of (a) any Default or Event of Default; (b) any breach or non-performance of, or any default under, any Indebtedness, (c) the attachment of any Lien to Borrower’s properties or assets, (d) any litigation, investigation, suspension, material dispute or material proceeding by any Governmental Authority with respect to Borrower’s business or affairs, (e) the commencement of, express written threat to commence, or any material development in, any litigation or proceeding affecting Borrower, or Borrower’s properties, assets, business and affairs, by any Person, or (f) any other event which has resulted or could reasonably be expected to result in a Material Adverse Effect.

4.8 Further Assurances. Promptly upon written request by the Lender, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted under any Loan Document or under any other instrument executed in connection with any Loan Document to which Borrower is or is to be a party.

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ARTICLE V Negative Covenants

Borrower, without the prior written consent of the Lender, covenants and agrees that so long as any Obligations (other than contingent indemnification obligations not then due and owing) remain outstanding, it will not:

5.1 Borrowed Money. Except with respect to the 6 LLC Agreement and any Indebtedness of the Borrower existing prior to the date of this Agreement, create, incur, assume or suffer to exist any liability for Indebtedness. Further, the Borrower shall not draw down funds under the 6 LLC Agreement unless and until the full Credit Amount has been first drawn under this Agreement.

5.2 Encumbrances. Except with respect to any Liens existing prior to the date of this Agreement or pursuant to the 6 LLC Agreement in accordance with the terms of this Agreement, create, incur, assume or suffer to exist any Lien on any of its assets, whether now owned or hereafter owned or acquired.

5.3 Guaranties. Become a guarantor, surety or otherwise liable for the debts or other obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business.

5.4 Sale of Assets. Except in connection with the operation of the Borrower’s business, dispose, convey, sell, transfer, lease, or sell and lease back, all or any portion of its property, assets, or business to any other Person.

5.5 Merger. Merge, consolidate, divide, dissolve, or liquidate with or into any other Person or into any joint venture or partnership with any other Person.

5.6 Transactions with Affiliates. Except with respect to the 6 LLC Agreement, enter into any transaction of any kind with any Affiliate of Borrower, other than on fair and reasonable terms at least as favorable to Borrower as would be obtainable by Borrower in a comparable arms’ length transaction with a Person other than an Affiliate.

ARTICLE VI Default

6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, “Event of Default”, or, collectively, “Events of Default”):

(a) Nonpayment. Borrower fails to pay within five (5) days after the date when due (pursuant to the terms of this Agreement or other Loan Document) whether by acceleration or otherwise (i) principal of any Loan, (ii) interest on, or any fee or premium provided for hereunder or in any other Loan Document, or (iii) any other amount due and payable under the Loan Documents.

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(b) Negative Covenants. Borrower fails to perform, observe of comply with any of the covenants or agreements contained in Article V of this Agreement.

(c) Other Covenants. Borrower fails to perform, observe or comply with any of the covenants or agreements contained in this Agreement, other than in Article V, or in any other Loan Document and such failure or neglect continues for thirty (30) days after notice thereof by Lender; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which additional period shall not in any case exceed sixty (60) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Loans shall be made during such cure period).

(d) Voluntary Insolvency Proceedings. Borrower (i) files a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other similar relief under the bankruptcy, insolvency or similar Laws of the United States of America or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (ii) consents to the filing of a petition in any bankruptcy, liquidation, reorganization or insolvency proceeding; (iii) makes a general assignment for the benefit of creditors; (iv) consents to the appointment of a receiver or trustee for Borrower’s assets, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the federal Bankruptcy Code (other than a receiver or trustee appointed at the express written request of the Lender); (v) makes any, or sends notice of any intended, bulk sale; or (vi) executes a consent to any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of, Borrower, provided that the execution by any Person of any document required by law or court order acknowledging any truthful factual allegation made against it shall not, in and of itself, constitute a consent for purposes of this clause (vi).

(e) Involuntary Insolvency Proceedings. The appointment of a receiver, trustee, custodian or officer performing similar functions for Borrower or any of its assets, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the federal Bankruptcy Code; or the filing against Borrower of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt or other relief under the bankruptcy, insolvency or similar Laws of the United States of America or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; or the institution against Borrower of any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower, and the failure to have such appointment vacated or such petition or proceeding dismissed or stayed within 90 days after such appointment, filing or institution.

(f) Representations. Any certificate, statement, representation, warranty or financial statement furnished by or on behalf of Borrower pursuant to or in connection with this Agreement (including, without limitation, representations and warranties contained herein) or any other Loan Document, or as an inducement to the Lender or any of its respective Affiliates to enter into this Agreement or proves to have been false in any material respect at the time as of which the facts therein set forth were certified, or to have omitted any material contingent or unliquidated liability or claim against Borrower, or on the date of the execution of this Agreement there has been a material adverse change in any of the facts disclosed by any such statement or certificate, which change is not disclosed by Borrower to the Lender at or prior to the time of such execution.

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(g) Other Indebtedness. Borrower fails to pay any Indebtedness, including without limitation, any Indebtedness arising under the 6 LLC Agreement, when due (or, if permitted by the terms of the applicable document, within any applicable notice and/or grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or Borrower fails to perform or observe any material term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any such Indebtedness when required to be performed, and, in conjunction therewith, one of the following is applicable: (i) the applicable creditor has secured Liens on any property of Borrower, or (ii) the applicable creditor has formally declared a default or has initiated formal proceedings to collect such Indebtedness. The foregoing notwithstanding, no Event of Default shall exist if a good faith, legitimate dispute exists with respect to such Indebtedness.

(h) Judgments. Any judgment or judgments against Borrower remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more.

(i) Challenge to Documents. Borrower, directly or indirectly, challenges, or indicates in writing to the Lender its intention to challenge, the validity and binding effect of any provision of any Loan Document, for any reason (except to the extent permitted by their express terms).

(j) Material Adverse Change. Any event or condition in Borrower’s business, operations or financial condition occurs or exists that has a Material Adverse Effect.

6.2 Effects of an Event of Default.

(a) Upon the occurrence and continuation of one or more Events of Default (except a default under either Section 6.1(d) or 6.1(e) hereof), the Lender shall have the right to declare the principal of the Loans then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement without presentation, demand or further notice of any kind to Borrower and, if applicable, Borrower shall no longer be permitted to obtain any additional Loans.

(b) Upon the occurrence and continuation of one or more Events of Default under Section 6.1(d) or 6.1(e) hereof, the Lender’s commitments and other obligations hereunder shall be cancelled immediately, automatically and without notice, and the Loans shall become immediately due and payable without presentation, demand or notice of any kind to Borrower.

6.3 Remedies. Upon the occurrence and during the continuance of any Event of Default or upon any termination of this Agreement as a result of an Event of Default, then the Lender shall have all rights afforded to it under this Agreement and the other Loan Documents or otherwise under Law. The Lender may, in its sole discretion, exercise alternately or cumulatively any of its respective remedies available hereunder or under any other Loan Document securing the indebtedness, or at law or equity. The failure to exercise one or more of such remedies upon the happening of an Event of Default shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Event of Default or any other Event of Default. Neither the acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment, or any negotiation or discussion with Borrower, shall constitute a waiver of the right to exercise one or more of such remedies at that time or at any subsequent time or nullify any prior exercise of any remedy, except as and to the extent otherwise provided by Law.

ARTICLE VII Expenses and Indemnification

7.1 Reimbursement. Borrower shall reimburse the Lender within five (5) Business Days after written request for all of its reasonable and actual expenses including, without limitation, outside counsel fees and expenses, filing fees and recording fees incurred in connection with this Agreement and with any indebtedness subject hereto, for any taxes which the Lender or any of its Affiliate may be required to pay in connection with the execution and delivery of this Agreement and/or any other Loan Document for the preparation of any modifications, amendments or renewals thereof, and for any expenses, including reasonable outside counsel fees and expenses incident to the enforcement of any provision of this Agreement and/or any other Loan Document, in each case, except to the extent arising due to the gross negligence, willful misconduct or breach of the Loan Documents by any Lender or the transfer by the Lender of any of its rights or obligations pursuant to the Loan Documents.

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7.2 Indemnity. Borrower shall indemnify the Lender and its directors, shareholders, officers, employees and agents (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages (other than consequential, punitive or special damages), liabilities and related expenses (including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee, actually incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) the Loans or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any agent of such Indemnitee or (B) result from a claim brought by Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

ARTICLE VIII

[INTENTIONALLY OMITTED]

ARTICLE IX Other

9.1 Notices. Any notice required or permitted to be given under this Agreement or any other Loan Document shall be in writing and either shall be sent by overnight courier service, personally delivered, or sent by U.S. certified or registered mail, to a representative of the receiving party. All such communications shall be sent, delivered or mailed, addressed to the party for whom it is intended at its address set forth on its signature page hereto. Notices and other communications which are sent by overnight courier service or U.S. certified or registered mail or personally delivered shall be deemed to have been given when delivered to the designated address of the representative of the receiving party. Any party may designate a change of address within the United States of America by written notice to the other parties by giving at least ten (10) days prior written notice of such change of address.

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9.2 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement, any agreements or instruments referred to herein, and each other agreement or instrument entered into in connection with this Agreement or any of such other agreements or instruments or contemplated by this Agreement or any of such other agreements or instruments, and any amendments to this Agreement or any of such other agreements or instruments, may be executed by one or more parties hereto and delivered by such party by electronic signature complying with the U.S. federal ESIGN Act of 2000 (including signature via DocuSign, RightSignature or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Any counterparts of this Agreement so executed and delivered shall be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in Person. At the request of any party hereto, each other party hereto or thereto will re-execute original forms thereof and delivery them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

9.3 Amendments and Waivers. The Lender and Borrower may, from time to time, enter into written amendments, supplements or modifications of this Agreement and/or the Loan Documents, any of the requirements of the Loan Documents or any Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall (i) increase the Credit Amount without the consent of the Lender, (ii) extend the Maturity Date without the consent of the Lender, (iii) decrease the rate, or extend the time of payment, of interest of, or change or forgive the principal amount or extend the time of payment of, any Loan, without the consent of the Lender, or (iv) change the provisions of Article V (“Negative Covenants”) without the consent of the Lender; or

In the case of any waiver, the parties to the applicable Loan Document, the Lender shall be restored to its former position and rights under the Loan Documents to the extent provided for in such waiver, and any Event of Default waived shall not extend to any subsequent or other Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

9.4 Delays and Omissions. No course of dealing and no delay or omission by the Lender in exercising any right or remedy hereunder or with respect to any indebtedness of Borrower to the Lender shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Lender may remedy any default by Borrower hereunder or with respect to any other person, firm or corporation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Borrower and shall be reimbursed for its expenses in so remedying such default. All rights and remedies of the Lender hereunder are cumulative.

9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lender, Borrower and their respective participants, successors and assigns, except that Borrower shall not assign or transfer any of its rights hereunder without the prior written consent of the Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

9.6 Entire Understanding. This Agreement and the other Loan Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations and writings between the parties, including specifically, but without limitation, the application for the Loan, any commitment letter and correspondence related thereto.

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9.7 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8 Force Majeure. Borrower agrees that the Lender shall not be liable and Borrower will indemnify and hold the Lender harmless from and against any error, failure or delay in the performance of any of the Lender’s obligations under this Agreement which cause is beyond the control of the Lender, including, without limitation, any natural disaster, fire, flood, storm, war, strike, civil unrest, terrorism, error in inoperability of communication equipment or links or power supply, compliance with Laws or governmental order, direction of a jurisdiction or any other circumstances beyond the control of the Lender or actions taken by the Lender which were reasonably believed by the Lender to be taken pursuant to this Agreement.

9.9 Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

9.10 Inconsistent Provisions. The terms of this Agreement, the Loan Documents and any related agreements, instruments or other documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

9.11 Limitation of Liability. To the fullest extent permitted by applicable Law, Borrower agrees that it shall not assert, and hereby waives any claim against the Lender, on any theory of liability, for special, indirect, consequential or punitive damages (but excluding direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any related Loan Documents, the transactions contemplated hereby or thereby or any Loans or the use of the proceeds, except to the extent awarded in favor of any third party against Borrower.

9.12 Submission to Jurisdiction. BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY AFFILIATE THEREOF IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE SUPREME COURT OF THE STATE OF FLORIDA IN HILLSBOROUGH COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE (SUBJECT ONLY TO THE LAST SENTENCE OF THIS SECTION 9.12) JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FLORIDA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. BORROWER AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 9.12 WILL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST BORROWER OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

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9.13 Waiver of Venue. BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9.12. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

9.14 Service of Process. BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.15 Waiver of Jury Trial. BORROWER, AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.16 Waiver of Consequential Damages, Etc. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE LENDER, ON THE ONE HAND, AND BORROWER, ON THE OTHER HAND, SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE OTHER PARTIES OR ANY OTHER INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, EXCEPT TO THE EXTENT SUCH DAMAGES ARE FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

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9.17 Representation by Counsel. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY ITS OWN COUNSEL FOR ALL MATTERS CONCERNING THE LOANS AND THE LOAN DOCUMENTS, INCLUDING THE INTERPRETATION OF ALL REQUIREMENTS, COVENANTS AND AGREEMENTS GOVERNING THE LOANS AND CORPORATE MATTERS. BORROWER REPRESENTS AND WARRANTS TO THE LENDER THAT IT HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED STATEMENT, REPRESENTATION, WARRANTY, ADVICE OR INTERPRETATION MADE BY THE LENDER, AND EXPRESSLY DISCLAIMS ANY SUCH RELIANCE.

9.18 Confidentiality.  All references to the Lender or its Affiliates contained in any press release, advertisement, promotional material or other public information prepared by Borrower or its Affiliates must be approved in writing by the Lender in advance of issuance.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be signed by their duly authorized officers as of the date first written above.

BORROWER:

KINGFISH HOLDING CORPORATION, a Delaware corporation

By:	/s/ Ted Sparling
Name:	Ted Sparling
Title:	President and Chief Executive Officer

Address for notices:

Kingfish Holding Corporation

822 62nd Street Circle East

Bradenton, FL 34208

CREDIT AGREEMENT

LENDER:

CONCH AND SHELL HOLDINGS, INC. a Florida corporation

By:	/s/ Lori M. Toomey
Name:	Lori M. Toomey
Title:	President

Address for notices: Conch and Shell Holdings, Inc. c/o Lori M. Toomey 800 Morgan Johnson Road Bradenton, FL 34208

CREDIT AGREEMENT

Exhibits

Exhibit A -	Form of Loan Notice

EXHIBIT A

FORM OF LOAN NOTICE

Date:

To:       Conch and Shell Holdings, Inc., Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 21, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Kingfish Holding Corporation, a Delaware corporation (“Borrower”), and Conch and Shell Holdings, Inc., a Florida corporation (“Lender”).  All capitalized terms not otherwise defined in this Loan Notice shall have the meaning ascribed to them in the Agreement.

Borrower hereby requests the advancement of Loans, as follows::

1. On [________] (a Business Day); and

2. In the amount of $______________ (“Loan Amount”); and

3. The proceeds of which are requested to be credited to the account designated by the Borrower.

4. The requested Loans are to be used in connection with working capital needs.

Borrower hereby represents and warrants that the conditions specified in Section 2.4 of the Agreement shall be satisfied on and as of the date of such borrowing, except to the extent waived in writing by Lender.

As a condition to providing the Loan Amount under the Agreement, the Borrower hereby certifies as of the date hereof (a) Borrower has performed and observed in all material respects each covenant and condition of the Loan Documents applicable to it, (b) no Default has occurred and is continuing and (c) Borrower represents and warrants that each of the representations and warranties set forth in Article III or any other Loan Document is true and correct in all material respects as of the date hereof, (unless such representation and/or warranty is made as of a specific date) and the undersigned hereby remakes and reaffirms such representations and warranties as of the date hereof, except in each case, to the extent Borrower has disclosed in writing to Lender any change in circumstances which would cause any such representations and warranties to no longer remain true and correct in all material respects.

Exhibit A, Page 1

KINGFISH HOLDING CORPORATION,

a Delaware corporation

By:

Name:

Title: